Exhibit 10.01

MEDIA GENERAL, INC.

STOCK APPRECIATION RIGHTS PLAN

Effective January 31, 2007

Media General, Inc.

Stock Appreciation Rights Plan

Effective January 31, 2007

i

Media General, Inc.

Stock Appreciation Rights Plan

Effective January 31, 2007

7.06	Amendment and Termination	6
7.07	Effective Date of Plan.	6

ii

Media General, Inc.

Stock Appreciation Rights Plan

Effective January 31, 2007

ARTICLE I

DEFINITIONS

1.01	Administrator

Administrator means the Committee and any delegate of the Committee that is appointed in accordance with Article III.

1.02	Agreement

Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a SAR granted to such Participant.

1.03	Board

Board means the Board of Directors of the Company.

1.04	Code

Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.05	Committee

Committee means the Compensation Committee of the Board.

1.06	Common Stock

Common Stock means the Class A Common Stock, $5.00 par value, of the Company.

1.07	Company

Company means Media General, Inc. and its wholly-owned subsidiaries.

1.08	Disabled

Disabled means the Participant’s inability to perform the services required by his position with the Company by reason of any medically determinable, physical or mental impairment which can be expected to result in death or to be of a long-continued and indefinite duration.

1.09	Exchange Act

Exchange Act means the Securities Exchange Act of 1934, and any amendments thereto.

Media General, Inc.

Stock Appreciation Rights Plan

Effective January 31, 2007

1.10	Fair Market Value

Fair Market Value means, on any given date, the reported closing price of a share of Common Stock on the New York Stock Exchange, or if the Common Stock was not so traded on such day, then on the next preceding day that the Common Stock was so traded on such exchange, all as reported by such source as the Committee may select. If shares of Common Stock are not then traded on the New York Stock Exchange, the Fair Market Value shall be determined by the Committee using any reasonable method in good faith.

1.11	Participant

Participant means an employee of the Company who satisfies the requirements of Article IV and is selected by the Administrator to receive a SAR.

1.12	Plan

Plan means the Media General, Inc. Stock Appreciation Rights Plan.

1.13	Retire or Retirement

Retire or Retirement, for purposes of this Plan, means termination of the Participant’s employment from the Company following the attainment of age sixty-three (63) and the completion of ten (10) years of service with the Company.

1.14	SAR

SAR means a stock appreciation right that entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of such SAR, the lesser of (a) the excess, if any, of the Fair Market Value at the time of exercise over the Fair Market Value on the date of grant, or (b) the Fair Market Value on the date of grant or such lower maximum as established by the Administrator on the date of grant.

ARTICLE II

PURPOSES

The Plan is intended to assist the Company in recruiting, retaining and rewarding key executives who contribute to the Company’s long-term success by providing an incentive that aligns their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of SARs that are settled in cash.

Media General, Inc.

Stock Appreciation Rights Plan

Effective January 31, 2007

ARTICLE III

ADMINISTRATION

The Plan shall be administered by the Administrator. The Administrator shall have authority to grant SARs upon such terms (not inconsistent with the provisions of this Plan) as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan) on the exercisability of all or any part of a SAR. Notwithstanding any such conditions, the Administrator may, in its discretion, accelerate the time at which any SAR may be exercised. In addition, the Administrator shall have complete authority to interpret all provisions of this Plan; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any SAR.

The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

ARTICLE IV

ELIGIBILITY

Any employee of the Company is eligible to participate in this Plan if the Administrator, in its sole discretion, determines that such person has contributed or can be expected to contribute to the profits or growth of the Company.

ARTICLE V

SARS

5.01	Award

In accordance with the provisions of Article III, the Administrator will designate each individual to whom SARs are to be granted and will specify the number of shares covered by each such award.

Media General, Inc.

Stock Appreciation Rights Plan

Effective January 31, 2007

5.02	Maximum SAR Period

The period in which a SAR may be exercised shall not be longer than five years. The terms of any SAR may provide that it has a term that is less than such maximum period.

5.03	Nontransferability

Each SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. During the lifetime of the Participant to whom the SAR is granted, the SAR may be exercised only by the Participant. No right or interest of a Participant in any SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

5.04	Exercise

(a) A SAR granted under this Plan shall become exercisable with respect to one-third of the shares of Common Stock granted under the SAR on the first anniversary of the date of grant; with respect to an additional one-third of the shares of Common Stock granted pursuant to the SAR on the second anniversary of the date of grant and with the final one-third of the shares of Common Stock granted pursuant to the SAR on the third anniversary of the date of grant.

(b) Notwithstanding the preceding, in the event a Participant dies or becomes Disabled prior to the third anniversary of the date of grant, a SAR granted to such Participant shall become fully exercisable as of the date of the Participant’s death or Disability. In the event a Participant Retires, any unvested SARs shall become fully vested and exercisable as of the Participant’s Retirement date unless such Retirement date is prior to the December 31 of the year in which the SAR was granted, in which case, the SAR grant shall be forfeited.

(c) A SAR that becomes exercisable in accordance with subsection (a) and (b) above, may be exercised in whole at any time or in part from time to time provided that the Participant is employed by the Company or in the twelve months following his termination of employment (including terminations as a result of Disability, Retirement or death), but in no event later than five years from the date of grant. A SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised. A partial exercise of a SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR.

5.05	Employee Status

If the terms of any SAR provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment.

Media General, Inc.

Stock Appreciation Rights Plan

Effective January 31, 2007

5.06	Settlement

The amount payable as a result of the exercise of a SAR shall be settled in cash.

5.07	Shareholder Rights

No Participant shall, as a result of receiving a SAR, have any rights as a shareholder of the Company.

ARTICLE VI

ADJUSTMENT UPON CHANGE IN COMMON STOCK

The terms of outstanding SARs shall be adjusted as the Committee shall determine to be equitably required in the event that (a) the Company (i) effects one or more stock dividends, stock split-ups, subdivisions or consolidations of shares or (ii) engages in a transaction to which Code section 424 applies, or (b) there occurs any other event which, in the judgment of the Committee necessitates such action. Any determination made under this Article VI by the Committee shall be final and conclusive.

ARTICLE VII

ADJUSTMENT UPON CHANGE IN COMMON STOCK

7.01	Compliance with Law and Approval of Regulatory Bodies

No SAR shall be exercisable, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements). The Company shall have the right to rely on an opinion of its counsel as to such compliance.

7.02	Effect on Employment

Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual any right to continue in the employ of the Company or in any way affect any right or power of the Company to terminate the employment of any individual at any time with or without assigning a reason therefore.

7.03	Unfunded Plan

The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

Media General, Inc.

Stock Appreciation Rights Plan

Effective January 31, 2007

7.04	Rules of Construction

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

7.05	Tax Withholding

Each Participant shall be responsible for satisfying any income and employment tax withholding obligation attributable to participation in this Plan.

7.06	Amendment and Termination

The Board may amend or terminate this Plan from time to time and for any reason.

7.07	Effective Date of Plan.

The Plan is effective January 31, 2007, which is the date the Plan was adopted by the Board. SARs may be granted under this Plan upon its adoption by the Board.